Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

BitFuFu Inc.

(Exact Name of Registrant Specified in its Charter)

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares(1)(3)	457(f)(1)	14,156,866	$10.81	$153,035,721	$147.60 per $1,000,000	$22,588.07
		Class A Ordinary Shares(3)(4)	457(f)(2)	15,000,000	$0.11	$1,650,000		243.54
		Class B Ordinary Shares(3)(4)	457(f)(2)	135,000,000	$0.11	$14,850,000		$2,191.86
		Warrants(1)		7,176,389	$0.02	$143,528		$21.18
		Rights(1)		7,176,389	$0.10	$717,639		$105.92
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					$170,396,888		$25,150.58
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$25,150.58

(1)	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of the units, shares, warrants and rights of Arisz Acquisition Corp. on the Nasdaq Global Market on December 13, 2023.
(2)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001476.
(3)	Includes: (1) 3,154,365 Class A Ordinary shares to be issued to Arisz Public Shareholders, (2) 5,382,292 Class A Ordinary Shares underlying the Arisz Warrants, (3) 358,820 Class A Ordinary Shares underlying Arisz’s Rights as converted, (4) 1,725,000 Class A Ordinary Shares issued to the Arisz Sponsor and affiliates of the company as holders of the Insider Shares, (5) 276,389 Class A Ordinary Shares underlying the Arisz Private Units, (6) 2,250,000 Class A Ordinary Shares to be issued to Chardan as financial advisor to Arisz, and (7) 1,010,000 Class A Ordinary Shares to be issued to Aqua as financial advisor to BitFuFu.
(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to the book value of Finfront Holding Company of $16,661,022 as of June 30, 2023, which amount is the value of the shares of Finfront Holding Company to be exchanged in the Business Combination. Finfront Holding Company is a private company and no market currently exists for its securities.